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Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

To Tender
Unregistered 8% Senior Subordinated Notes due 2011
(Including Those in Book-Entry Form)

of
THE TITAN CORPORATION
PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS
DATED    , 2003

        As set forth in the Prospectus (as defined below), this form or one substantially equivalent hereto must be used to accept the Exchange Offer (i) if certificates for unregistered 8% Senior Subordinated Notes due 2011 (the "Outstanding Notes") of The Titan Corporation, a Delaware corporation (the "Company"), are not immediately available, (ii) time will not permit a holder's Outstanding Notes or other required documents to reach Deutsche Bank Trust Company Americas (the "Exchange Agent") on or prior to the Expiration Date (as defined below) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This form may be delivered by facsimile transmission, registered or certified mail, by hand or by overnight delivery service to the Exchange Agent. See "The Exchange Offer—Procedures for Tendering Outstanding Notes" in the Prospectus.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON            , 2003 (THE "EXPIRATION DATE"),
UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY.

The Exchange Agent for the Exchange Offer is:
Deutsche Bank Trust Company Americas

Deliver to:

By Hand:
Deutsche Bank Trust Company Americas
C/O The Depository Trust Clearing Corporation
55 Water Street, 1st floor
Jeanette Park Entrance
New York, NY 10041

By Mail:
DB Services Tennessee, Inc.
Reorganization Unit
P.O. Box 292737
Nashville, TN 37229-2737
Fax: (615) 835-3701

By Overnight Mail or Courier:
DB Services Tennessee, Inc.
Corporate Trust & Agency Services
Reorganization Unit
648 Grassmere Park Road
Nashville, TN 37211
Attn: Karl Shepherd
Confirm by Telephone
(615) 835-3572

        Information (800) 735-7777

        Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus dated    , 2003 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures."

Name(s) of Registered Holder(s):

Aggregate Principal Amount Tendered*: $

Certificate No.(s) (if available):

(Total Principal Amount Represented by Outstanding Notes Certificate(s)): $

If Outstanding Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

* Must be in denominations of $1,000 and any integral multiple thereof.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X

X

Signature(s) of Owner(s) or Authorized Signatory

Date:

Area Code and Telephone Number:

        Must be signed by the holder(s) of the Outstanding Notes as their name(s) appear(s) on certificates for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below:

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

GUARANTEE
(Not to be Used for Signature Guarantee)

        The undersigned, a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Signature Program or a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the Outstanding Notes to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

        The undersigned acknowledges that it must deliver the Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:	Authorized Signature:
Address:
Title:
Zip Code:	Dated:
Area Code and Telephone No.:

Note: Do not send certificates for Outstanding Notes with this form.

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NOTICE OF GUARANTEED DELIVERY
GUARANTEE